Exhibit 5.4

las vegas office
info@kkbrf.com

June 28, 2007

Parker Drilling Company
1401 Enclave Parkway, Suite 600
Houston, Texas 77077

Re:	Anachoreta, Inc.
Choctaw International Rig Corp.
Creek International Rig Corp.
Parker USA Drilling Company
Parker Drilling Company of Argentina, Inc.
Parker Drilling Company of Mexico, LLC
Parker Drilling Company International, Limited
Parker Drilling Company North America, Inc.
Parker Drilling Management Services, Inc.
Parker Drilling Offshore Corporation
Parker North America Operations, Inc.
Parker-VSE, Inc.
Registration Statement on Form S-3
Convertible Senior Notes due 2012
Ladies and Gentlemen:
     We have acted as special Nevada counsel to certain Nevada subsidiaries of Parker Drilling Company, a Delaware corporation (the “Parent”), each of whom are listed above (collectively, the “Nevada Guarantors”). The Nevada Guarantors plan to issue Guarantees in connection with the issuance by Parent of the Parent’s Convertible Senior Notes due 2012 (the “Notes”) all as described in the Registration Statement on Form S-3 filed on the date hereof (the “Registration Statement”) by the Company and the additional registrants named therein with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”). The Registration Statement registers under the Act the proposed issuance of up to $125,000,000 aggregate principal amount of the Notes, the shares of common stock, par value $0.16 2/3 per share, and guarantees evidencing the Nevada Guarantors’ joint and several guarantees of up to $125,000,000 aggregate principal amount of the Notes (collectively, the “Guarantees”). The Notes and related Guarantees will be issuable under an Indenture (the “Indenture”) among the Parent, each of the Guarantors and The Bank of New York Trust Company, N.A., as trustee (the “Trustee”).
     In rendering the opinions set forth below, we have reviewed (a) the Registration Statement, (b) the form of Indenture, (c) the respective constituent documents of the Nevada Guarantors as amended to date, (d) certain records of the corporate proceedings of the Nevada Guarantors, (e) certificates of public officials, and (f) such records, documents, statutes and decisions as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the

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conformity with the original of all documents submitted to us as copies thereof and the truthfulness of all statements of fact set forth in the documents and records examined by us.
     We have assumed for purposes of this opinion that the Indenture was duly authorized, executed and delivered by the Trustee and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.
     Based on the foregoing and subject to the qualifications, limitations and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:
1.	Each of the Nevada Guarantors has been duly incorporated, formed or organized, as the case may be, and is an existing corporation, limited liability company or limited partnership, as the case may be, in good standing under the laws of Nevada.

2.	The Indenture has been duly authorized by each of the Nevada Guarantors.

3.	The Guarantees have been duly authorized by each of the Nevada Guarantors.
     We express no opinion herein as to the effect or applicability of the laws of any jurisdiction other than the federal laws of the United States of America and laws of the State of Nevada.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to any reference to us under the heading “Validity of the Securities” in the prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder. Bracewell & Giuliani LLP may rely upon this opinion as though this opinion were addressed to them.

Sincerely,
/s/ KUMMER KAEMPFER BONNER RENSHAW & FERRARIO

KUMMER KAEMPFER BONNER RENSHAW & FERRARIO